                                                                      Exhibit 99

                           UGLY DUCKLING CORPORATION AND
                           SUBSIDIARIES

                           Consolidated Financial Statements

                           December 31, 1997 and 1996

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Ugly Duckling Corporation:


We have audited the accompanying consolidated balance sheets of Ugly Duckling Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ugly Duckling Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                            /s/ KPMG Peat Marwick LLP




Phoenix, Arizona
February 10, 1998

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets



                                                                 DECEMBER 31,
                                                            1997               1996
                                                            ----               ----
                                ASSETS                         (IN THOUSANDS)
Cash and Cash Equivalents                                 $  3,537          $  18,455
Finance Receivables, Net                                   123,093             60,952
Investments Held in Trust                                   18,914              3,479
Notes Receivable, Net                                       22,773              1,063
Inventory                                                   33,888              5,752
Property and Equipment, Net                                 41,252             20,652
Intangible Assets, Net                                      17,543              2,150
Other Assets                                                18,054              5,580
                                                          --------          ---------

                                                          $279,054          $ 118,083
                                                          ========          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts Payable                                        $  3,004          $   2,132
  Accrued Expenses and Other Liabilities                    17,105              6,728
  Notes Payable                                             65,171             12,904
  Subordinated Note Payable                                 12,000             14,000
                                                          --------          ---------
     Total Liabilities                                      97,280             35,764
                                                          --------          ---------

Stockholders' Equity
  Preferred Stock                                               --                 --
  Common Stock                                             172,622             82,612
  Retained Earnings (Accumulated Deficit)                    9,152               (293)
                                                          --------          ---------
     Total Stockholders' Equity                            181,774             82,319

Commitments, Contingencies and Subsequent Events
                                                          --------          ---------

                                                          $279,054          $ 118,083
                                                          ========          =========

See accompanying notes to Consolidated Financial Statements.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

                      Consolidated Statements Of Operations



                                                               YEARS ENDED DECEMBER 31,
                                                        1997              1996             1995
                                                        ----              ----             ----
                                                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AMOUNTS)
Sales of Used Cars                                    $123,814          $53,768          $ 47,824
Less:
  Cost of Used Cars Sold                                66,509           29,890            27,964
  Provision for Credit Losses                           24,075            9,811             8,359
                                                      --------          -------          --------
                                                        33,230           14,067            11,501
                                                      --------          -------          --------

Other Income:
  Interest Income                                       34,384           15,856            10,071
  Gain on Sale of Loans                                 21,713            4,434                --
  Servicing Income                                       7,230              921                --
  Other Income                                           3,977              650               308
                                                      --------          -------          --------
                                                        67,304           21,861            10,379
                                                      --------          -------          --------

Income before Operating Expenses                       100,534           35,928            21,880

Operating Expenses:
  Selling and Marketing                                 10,567            3,585             3,856
  General and Administrative                            65,000           19,538            14,726
  Depreciation and Amortization                          3,683            1,577             1,314
                                                      --------          -------          --------
                                                        79,250           24,700            19,896
                                                      --------          -------          --------

Income before Interest Expense                          21,284           11,228             1,984
Interest Expense                                         5,260            5,262             5,956
                                                      --------          -------          --------
Earnings (Loss) before Income Taxes                     16,024            5,966            (3,972)
Income Taxes                                             6,579              100                --
                                                      --------          -------          --------

Net Earnings (Loss)                                   $  9,445          $ 5,866          $ (3,972)
                                                      ========          =======          ========

Basic Earnings (Loss) per Share                       $   0.53          $  0.63          $  (0.72)
                                                      ========          =======          ========
Diluted Earnings (Loss) per Share                     $   0.52          $  0.60          $  (0.72)
                                                      ========          =======          ========

See accompanying notes to Consolidated Financial Statements.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

                 Consolidated Statements Of Stockholders' Equity

                  Years Ended December 31, 1997, 1996, and 1995
                                 (in thousands)





                                                                                                 RETAINED          TOTAL
                                                                                                 EARNINGS       STOCKHOLDERS'
                                                 SHARES                     AMOUNT             (ACCUMULATED         EQUITY
                                         PREFERRED     COMMON      PREFERRED       COMMON         DEFICIT)        (DEFICIT)
                                         ---------     ------      ---------       ------         --------        ---------
Balances at December 31, 1994                --       $ 5,522      $     --       $     77        $(1,271)        $  (1,194)
Issuance of Common Stock                     --            58            --             50             --                50
Conversion of Subordinated Notes
    Payable to Preferred Stock            1,000            --        10,000             --             --            10,000
Net Loss for the Year                        --            --            --             --         (3,972)           (3,972)
                                          -----       -------      --------       --------        -------         ---------
Balances at December 31, 1995             1,000         5,580        10,000            127         (5,243)            4,884
Issuance of Common Stock for Cash            --         7,281            --         79,335             --            79,335
Conversion of Debt to Common  Stock          --           444            --          3,000             --             3,000
Issuance of Common Stock to Board
    of Director's                            --            22            --            150             --               150
Redemption of Preferred Stock            (1,000)           --       (10,000)            --             --           (10,000)
Preferred Stock Dividends                    --            --            --             --           (916)             (916)
Net Earnings for the Year                    --            --            --             --          5,866             5,866
                                          -----       -------      --------       --------        -------         ---------
Balances at December 31, 1996                --        13,327            --         82,612           (293)           82,319

Issuance of Common Stock for Cash            --         5,194            --         89,398             --            89,398
Issuance of Common Stock Warrants            --            --            --            612             --               612
Net Earnings for the Year                    --            --            --             --          9,445             9,445
                                          -----       -------      --------       --------        -------         ---------
Balances at December 31, 1997                --        18,521      $     --       $172,622        $ 9,152         $ 181,774
                                          =====       =======      ========       ========        =======         =========

See accompanying notes to Consolidated Financial Statements.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

                      Consolidated Statements Of Cash Flows



                                                                            YEARS ENDED DECEMBER 31,
                                                                   1997                1996               1995
                                                                   ----                ----               ----
                                                                                (IN THOUSANDS)
Cash Flows from Operating Activities:
    Net Earnings (Loss)                                          $   9,445           $  5,866           $ (3,972)
    Adjustments to Reconcile Net Earnings (Loss) to Net
      Cash Provided by  (Used in) Operating Activities:
      Provision for Credit Losses                                   24,075              9,811              8,359
      Gain on Sale of Loans                                        (13,581)            (4,434)                --
      Issuance of Warrants for Notes Receivable                        612                 --                 --
      Decrease (Increase) in Deferred Income Taxes                   1,394                249                449
      Depreciation and Amortization                                  3,683              1,577              1,314
      Decrease (Increase) in Inventory                             (21,821)               577             (1,500)
      Purchase of Finance Receivables for Sale                    (301,116)           (45,989)                --
      Proceeds from Sale of Finance Receivables                    237,173             38,989                 --
      Collections of Finance Receivables                            62,454                 --                 --
      Increase in Other Assets                                     (10,459)            (3,150)              (529)
      Increase in Accounts Payable, Accrued Expenses,
        and Other Liabilities                                        8,726              2,949              3,035
      Increase (Decrease) in Income Taxes
        Receivable/Payable                                          (1,377)               534               (984)
      Other, Net                                                        --                 --                169
                                                                 ---------           --------           --------
              Net Cash Provided by (Used in) Operating
                Activities                                            (792)             6,979              6,341
                                                                 ---------           --------           --------

Cash Flows from Investing Activities:
    Increase in Finance Receivables                                (29,100)           (67,803)           (53,023)
    Collections of Finance Receivables                                  --             49,201             19,795
    Increase in Investments Held in Trust                          (15,436)            (3,479)                --
    Net (Increase) Decrease in Notes Receivable                    (13,487)               100                 --
    Purchase of Property and Equipment                             (19,373)            (6,111)            (3,195)
    Payment for Acquisition of Assets                              (46,316)                --                 --
    Other, Net                                                          --             (1,909)                --
                                                                 ---------           --------           --------
              Net Cash Used in Investing Activities               (123,712)           (30,001)           (36,423)
                                                                 ---------           --------           --------

Cash Flows from Financing Activities:
    Additions to Notes Payable                                      22,448              1,000             22,259
    Repayments of Notes Payable                                        (81)           (28,610)                --
    Net Issuance (Repayment) of Subordinated Notes
      Payable                                                       (2,000)              (553)             6,262
    Redemption of Preferred Stock                                       --            (10,000)                --
    Proceeds from Issuance of Common Stock                          89,398             79,435                  5
    Other, Net                                                        (179)            (1,214)             2,807
                                                                 ---------           --------           --------
              Net Cash Provided by Financing Activities
                                                                   109,586             40,058             31,333
                                                                 ---------           --------           --------

Net Increase (Decrease) in Cash and Cash Equivalents               (14,918)            17,036              1,251
Cash and Cash Equivalents at Beginning of Year                      18,455              1,419                168
                                                                 ---------           --------           --------

Cash and Cash Equivalents at End of Year                         $   3,537           $ 18,455           $  1,419
                                                                 =========           ========           ========

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

                                                                      YEARS ENDED DECEMBER 31,
                                                                 1997             1996             1995
                                                                 ----             ----             ----
                                                                           (IN THOUSANDS)
Supplemental Statement of Cash Flows Information:
    Interest Paid                                               $ 5,382          $5,144          $ 5,890
                                                                =======          ======          =======
    Income Taxes Paid                                           $ 6,570          $  450          $   535
                                                                =======          ======          =======
    Assumption of Debt in Connection with Acquisition
      of Assets                                                 $29,900          $   --          $    --
                                                                =======          ======          =======
    Conversion of Note Payable to Common Stock                  $    --          $3,000          $    --
                                                                =======          ======          =======
    Conversion of Subordinated Debt to Preferred Stock          $    --          $   --          $10,000
                                                                =======          ======          =======
    Purchase of Property and Equipment with Notes
      Payable                                                   $    --          $8,313          $    --
                                                                =======          ======          =======
    Purchase of Property and Equipment with Capital
      Leases                                                    $   357          $   57          $    792
                                                                =======          ======          =======

See accompanying notes to Consolidated Financial Statements.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(1)    ORGANIZATION AND ACQUISITIONS

       Ugly Duckling Corporation, a Delaware corporation (the Company), was incorporated in April 1996 as the successor to Ugly Duckling Holdings, Inc. (UDH), an Arizona corporation, formed in 1992. Contemporaneous with the formation of the Company, UDH was merged into the Company with each share of UDH's common stock exchanged for 1.16 shares of common stock in the Company and each share of UDH's preferred stock exchanged for one share of preferred stock in the Company under identical terms and conditions. UDH was effectively dissolved in the merger. The resulting effect of the merger was a recapitalization increasing the number of authorized shares of common stock to 20,000,000 and a 1.16--to--1 common stock split effective April 24, 1996. The stockholders' equity section of the Consolidated Balance Sheets and the Statements of Stockholders' Equity reflect the number of authorized shares after giving effect to the merger and common stock split. The Company's principal stockholder is also the sole stockholder of Verde Investments, Inc. (Verde). The Company's subordinated debt is held by, and the land for certain of its car dealerships and loan servicing facilities was leased from, Verde until December 31, 1996, see Note 14.

       During 1997, the Company completed several acquisitions. In January 1997, the Company acquired substantially all of the assets of Seminole Finance Corporation and related companies (Seminole) including four dealerships in Tampa/St. Petersburg and a contract portfolio of approximately $31.1 million in exchange for approximately $2.5 million in cash and assumption of $29.9 million in debt. In April 1997, the Company purchased substantially all of the assets of E-Z Plan, Inc. (EZ Plan), including seven dealerships in San Antonio and a contract portfolio of approximately $24.3 million in exchange for approximately $26.3 million in cash. In September 1997, the Company acquired substantially all of the dealership and loan servicing assets (but not the loan portfolio) of Kars Yes Holdings and related companies (Kars), including six dealerships in the Los Angeles market, two in the Miami market, two in the Atlanta market and two in the Dallas market, in exchange for approximately $5.5 million in cash. These acquisitions were recorded in accordance with the "purchase method" of accounting, and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the estimated fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired was approximately $16.0 million and has been recorded as goodwill, which is being amortized over periods ranging from fifteen to twenty years. The results of operations of the acquired operations have been included in the accompanying statements of operations from the respective acquisition dates.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

       The following summary, prepared on a pro forma basis, combines the consolidated results of operations (unaudited) as if the acquisitions had taken place on January 1, 1996. Such pro forma amounts are not necessarily indicative of what the actual results of operations might have been if the acquisitions had been effective on January 1, 1996, (in thousands, except per share amounts):

                                                YEARS ENDED DECEMBER 31,
                                               1997                 1996
                                               ----                 ----
             Sales of Used Cars              $ 225,882           $ 244,074
                                             =========           =========
             Interest Income                 $  47,857           $  32,467
                                             =========           =========
             Other Income                    $  31,978           $  12,244
                                             =========           =========
             Total Revenues                  $ 305,717           $ 285,785
                                             =========           =========
             Net Loss                        $ (34,777)          $  (7,508)
                                             =========           =========
             Basic Loss Per Share            $   (1.95)          $   (0.95)
                                             =========           =========
             Diluted Loss Per Share          $   (1.95)          $   (0.95)
                                             =========           =========



(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       OPERATIONS

       The Company, through its subsidiaries, owns and operates sales finance companies, used car sales dealerships, a property and casualty insurance company, and is a franchiser of rental car operations. Additionally, Champion Receivables Corporation and Champion Receivables Corporation II, "bankruptcy remote entities" are the Company's wholly-owned special purpose securitization subsidiaries. Their assets include residuals in finance receivables sold, and investments held in trust, in the amounts of $29,376,000 and $17,600,000 respectively, at December 31, 1997, and in the amounts of $9,889,000 and $2,843,000, respectively, at December 31, 1996, which amounts would not be available to satisfy claims of creditors of the Company.

       PRINCIPLES OF CONSOLIDATION

       The Consolidated Financial Statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

       CONCENTRATION OF CREDIT RISK

       The Company provides sales finance services in connection with the sales of used cars to individuals residing primarily in several metropolitan areas. The Company operated a total of forty-one, eight, and eight used car dealerships (company dealerships) in ten, two and two metropolitan markets in 1997, 1996 and 1995, respectively. CFS operated eighty-three, thirty-five and five branch offices in twenty-one, twelve and one states in 1997, 1996, and 1995, respectively.

       Periodically during the year, the Company maintains cash in financial institutions in excess of the amounts insured by the federal government.

       CASH EQUIVALENTS

       The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. Cash equivalents generally consist of interest bearing money market accounts.

       REVENUE RECOGNITION

       Interest income is recognized using the interest method. Direct loan origination costs related to contracts originated at company dealerships are deferred and charged against finance income over the life of the related installment sales contract as an adjustment of yield. Pre-opening and start-up costs incurred on third party dealer branch offices are deferred and charged to expense over a twelve-month period. The accrual of interest is suspended if collection becomes doubtful, generally 90 days past due, and is resumed when the loan becomes current. Interest income also includes income on the Company's residual interests from its Securitization Program.

       Revenue from the sales of used cars is recognized upon delivery, when the sales contract is signed and the agreed-upon down payment has been received.

       RESIDUALS IN FINANCE RECEIVABLES SOLD, INVESTMENTS HELD IN TRUST, AND GAIN ON SALE OF LOANS

       In 1996, the Company initiated a Securitization Program under which it sells (securitizes), on a non-recourse basis, finance receivables to a trust which uses the finance receivables to create asset backed securities (A certificates) which are remitted to the Company in consideration for the sale. The Company then sells senior certificates to third party investors and retains subordinated certificates (B certificates). In consideration of such sale, the Company receives cash proceeds from the sale of certificates collateralized by the finance receivables and the right to future cash flows under the subordinated certificates (residual in finance receivables sold, or residual) arising from those receivables to the extent not required to make payments on the A certificates sold to a third party or to pay associated costs.

       Gains or losses are determined based upon the difference between the sales proceeds for the portion of finance receivables sold and the Company's recorded investment in the finance receivables sold. The Company allocates the recorded investment in the finance receivables between the portion of the finance receivables sold and the portion retained based on the relative fair values on the date of sale.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

       The Company is required to make an initial deposit into an account held by the trustee (spread account) and to pledge this cash to the trust to which the finance receivables were sold. The trustee in turn invests the cash in highly liquid investment securities. In addition, the Company (through the trustee) deposits additional cash flows from the residual to the spread account as necessary to attain and maintain the spread account at a specified percentage of the underlying finance receivable principal balances. These deposits are classified as Investments Held in Trust.

       To the extent that actual cash flows on a securitization are below original estimates and differ materially from the original securitization assumptions, and in the opinion of management if those differences appear to be other than temporary in nature, the Company's residual will be adjusted, with corresponding charges against income in the period in which the adjustment is made. Such evaluations are performed on a security by security basis, for each certificate or spread account retained by the Company.

       Residuals in finance receivables sold are classified as "held-to-maturity" securities in accordance with SFAS No. 115.

       SERVICING INCOME

       Servicing Income is recognized when earned. Servicing costs are charged to expense as incurred. In the event delinquencies and/or losses on the portfolio serviced exceed specified levels, the Company may be required to transfer the servicing of the portfolio to another servicer.

       FINANCE RECEIVABLES AND ALLOWANCE FOR CREDIT LOSSES

       The Company originates installment sales contracts from its company dealerships and purchases contracts from third party dealers. Finance receivables consist of contractually scheduled payments from installment sales contracts net of unearned finance charges, accrued interest receivable, direct loan origination costs, and an allowance for credit losses, including acquired allowances.

       Finance receivables held for investment represent finance receivables that the Company expects to hold until they have matured. Finance receivables held for sale represent finance receivables that the Company expects to securitize.

       The Company follows the provisions of Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" for contracts originated at its company dealerships. Direct loan origination costs represent the unamortized balance of costs incurred in the origination of contracts at the Company's dealerships.

       An allowance for credit losses (allowance) is established by charging the provision for credit losses and the allocation of acquired allowances. For contracts generated by the company dealerships, the allowance is established by charging the provision for credit losses. Contracts purchased from third party dealers are generally purchased with a nonrefundable acquisition discount (discount). The discount is negotiated with third party dealers pursuant to a financing program that bases the discount on, among other things, the credit risk of the borrower and the amount to be financed in relation to the car's wholesale value. The discount is allocated between discount available for credit losses and discount available for accretion to interest income. The portion of discount allocated to the allowance is based upon historical performance and write-offs of contracts acquired from third party dealers, as well as the general credit worthiness of the borrowers and the wholesale value of the vehicle. The remaining discount, if any, is deferred and accreted to income using the interest method.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

       To the extent that the allowance is considered insufficient to absorb anticipated losses on the third party dealer portfolio, additions to the allowance are established through a charge to the provision for credit losses. The evaluation of the discount and allowance considers such factors as the performance of each third party dealer's loan portfolio, the Company's historical credit losses, the overall portfolio quality and delinquency status, the review of specific problem loans, the value of underlying collateral, and current economic conditions that may affect the borrower's ability to pay.

       NOTES RECEIVABLE

       Notes receivable are recorded at cost, less related allowance for impaired notes receivable. Management, considering information and events regarding the borrowers ability to repay their obligations, including an evaluation of the estimated value of the related collateral, considers a note to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement. When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. Impairment losses are included in the allowance for credit losses through a charge to provision for credit losses. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such notes until the principal has been received and are recognized as interest income, thereafter.

       INVENTORY

       Inventory consists of used vehicles held for sale which is valued at the lower of cost or market, and repossessed vehicles which are valued at market value. Vehicle reconditioning costs are capitalized as a component of inventory cost. The cost of used vehicles sold is determined on a specific identification basis.

       PROPERTY AND EQUIPMENT

       Property and Equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets which range from three to ten years for equipment and thirty years for buildings. Leasehold and land improvements are amortized using straight-line and accelerated methods over the shorter of the lease term or the estimated useful lives of the related improvements.

       The Company has capitalized costs related to the development of software products for internal use. Capitalization of costs begins when technological feasibility has been established and ends when the software is available for general use. Amortization is computed using the straight-line method over the estimated economic life of five years.

       GOODWILL

       Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally fifteen to twenty years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

       TRADEMARKS, TRADE NAMES, LOGOS, AND CONTRACT RIGHTS

       The registered trade names, "Ugly Duckling Car Sales," "Ugly Duckling Rent-A-Car," "America's Second Car," "Putting You on the Road to Good Credit" and related trademarks, logos, and contract rights are stated at cost. The cost of trademarks, trade names, logos, and contract rights is amortized on a straight-line basis over their estimated economic lives of ten years.

       POST SALE CUSTOMER SUPPORT PROGRAMS

       A liability for the estimated cost of post sale customer support, including car repairs and the Company's down payment back and credit card programs, is established at the time the used car is sold by charging Cost of Used Cars Sold. The liability is evaluated for adequacy through a separate analysis of the various programs' historical performance.

       INCOME TAXES

       The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       ADVERTISING

       All costs related to production and advertising are expensed in the period incurred or ratably over the year in relation to revenues or certain other performance measures. Advertising costs capitalized as of December 31, 1997 were immaterial. The Company had no advertising costs capitalized as of December 31, 1996.

       STOCK OPTION PLAN

       The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to provide pro forma net earnings and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method as defined in SFAS No. 123 had been applied.

       The Company uses one of the most widely used option pricing models, the Black-Scholes model (the Model), for purposes of valuing its stock option grants. The Model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, it requires the input of highly subjective assumptions, including the expected stock price volatility, expected dividend yields, the risk free interest rate, and the expected life. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimate, in management's opinion, the value determined by the Model is not necessarily indicative of the ultimate value of the granted options.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

       EARNINGS PER SHARE

       Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

       IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

       The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of, on January 1, 1996. The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

       Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a materiel impact on the Company.

       TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES

       The Company adopted the provisions of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS No. 125) on January 1, 1997. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Adoption of SFAS No. 125 did not have a material impact on the Company.

       RECLASSIFICATIONS

       Certain reclassifications have been made to the prior years' consolidated financial statement amounts to conform to the current year presentation.

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

(3)    FINANCE RECEIVABLES AND ALLOWANCE FOR CREDIT LOSSES

       A summary of finance receivables as of December 31, 1997 and 1996 follows (in thousands):

                                                                           THIRD
                                                       COMPANY             PARTY              CYGNET
            December 31, 1997:                       DEALERSHIPS          DEALERS             PROGRAM             TOTAL
                                                     -----------          -------             -------             -----
             Installment Sales Contract
               Principal Balances                      $ 55,965           $ 29,965           $  27,481           $ 113,411
             Add: Accrued Interest Receivable               461                414                 147               1,022
                     Loan Origination Costs, Net          1,430                 --                  --               1,430
                                                       --------           --------           ---------           ---------
             Principal Balances, Net                     57,856             30,379              27,628             115,863
             Residuals in Finance Receivables
               Sold                                      11,216             18,160                  --              29,376
                                                       --------           --------           ---------           ---------
                                                         69,072             48,539              27,628             145,239

             Allowance for Credit Losses                (10,356)            (3,600)             (1,035)            (14,991)
             Discount on Finance Receivables                 --                 --              (7,155)             (7,155)
                                                       --------           --------           ---------           ---------

             Finance Receivables, net                  $ 58,716           $ 44,939           $  19,438           $ 123,093
                                                       ========           ========           =========           =========


                                                                           THIRD
                                                       COMPANY             PARTY              CYGNET
            December 31, 1997:                       DEALERSHIPS          DEALERS             PROGRAM             TOTAL
                                                     -----------          -------             -------             -----
             Installment Sales Contract
               Principal Balances                      $  7,068           $ 51,213           $    --          $ 58,281
             Add: Accrued Interest Receivable                42                676                --               718
                     Loan Origination Costs, Net            189                 --                --               189
                                                       --------           --------           -------          --------
             Principal Balances, Net                      7,299             51,889                --            59,188
             Residuals in Finance Receivables
               Sold                                       8,512              1,377                --             9,889
                                                       --------           --------           -------          --------
                                                         15,811             53,266                --            69,077

             Allowance for Credit Losses                 (1,625)            (6,500)               --            (8,125)
                                                       --------           --------           -------          --------

             Finance Receivables, net                  $ 14,186           $ 46,766           $    --          $ 60,952
                                                       ========           ========           =======          ========

                   UGLY DUCKLING CORPORATION AND SUBSIDIARIES

       The finance receivables are classified as follows:

                                                                     DECEMBER 31,
                                                                1997              1996
                                                                ----              ----
             Finance Receivables Held for Sale                $ 79,763          $52,188
             Finance Receivables Held for Investment            36,100            7,000
                                                              --------          -------

                                                              $115,863          $59,188
                                                              ========          =======


       A summary of allowance for credit losses on finance receivables for the years ended December 31, 1997, 1996 and 1995 follows (in thousands):

                                                                                     THIRD
                                                                 COMPANY             PARTY             CYGNET
            December 31, 1997:                                 DEALERSHIPS           DEALERS           PROGRAM            TOTAL
                                                               -----------           -------           -------            -----
             Balances, Beginning of Year                         $  1,625           $  6,500           $    --           $  8,125
               Provision for Credit Losses                         22,354              1,030               491             23,875
               Allowance on Acquired Loans                         15,309             25,571               550             41,430
               Accretion of Discount to Interest Income                --               (642)               --               (642)
               Net Charge Offs                                     (7,524)            (4,197)               (6)           (11,727)
               Sale of Finance Receivables                        (21,408)           (24,662)               --            (46,070)
                                                                 --------           --------           -------           --------

             Balances, End of Year                               $ 10,356           $  3,600           $ 1,035           $ 14,991
                                                                 ========           ========           =======           ========


                                                                                     THIRD
                                                                 COMPANY             PARTY             CYGNET
            December 31, 1997:                                 DEALERSHIPS           DEALERS           PROGRAM            TOTAL
                                                               -----------           -------           -------            -----
             Balances, Beginning of Year                        $ 7,500              $ 1,000           $     --          $ 8,500
               Provision for Credit Losses                        9,658                  153                 --            9,811
               Allowance on Acquired Loans                           --                8,963                 --            8,963
               Net Charge Offs                                   (9,331)                (650)                --           (9,981)
               Sale of Finance Receivables                       (6,202)              (2,966)                --           (9,168)
                                                                -------              -------           --------          -------

             Balances, End of Year                              $ 1,625              $ 6,500           $     --          $ 8,125
                                                                =======              =======           ========          =======


                                                                             THIRD
                                                          COMPANY            PARTY             CYGNET
            December 31, 1995:                          DEALERSHIPS         DEALERS            PROGRAM           TOTAL
                                                        -----------         -------            -------           -----
             Balances, Beginning of Year                  $ 6,050           $   159           $      --          $ 6,209
               Provision for Credit Losses                  8,359                --                  --            8,359
               Allowance on Acquired Loans                     --             1,660                  --            1,660
               Net Charge Offs                             (6,909)             (819)                 --           (7,728)
                                                          -------           -------           ---------          -------

             Balances, End of Year                        $ 7,500           $ 1,000           $      --          $ 8,500
                                                          =======           =======           =========          =======

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued

       The valuation of the Residual in Finance Receivables Sold as of December 31, 1997 totaled $29,376,000 which represents the present value of the Company's interest in the anticipated future cash flows of the underlying portfolio. With the exception of the Company's first two securitization transactions which took place during the first six months of 1996, the estimated cash flows into the Trusts were discounted with a rate of 16%. The two securitization transactions that took place during the first six months of 1996 were discounted with a rate of 25%. For securitization transactions involving contracts originated at Company Dealerships between June 30, 1996 and June 30, 1997, net losses were originally estimated using total expected cumulative net losses at loan origination of approximately 26.0%, adjusted for actual cumulative net losses prior to securitization. For contracts purchased from Third Party Dealers, net losses were originally estimated using total expected cumulative net losses at loan origination of approximately 13.5%, adjusted for actual cumulative net losses prior to securitization. Prepayment rates were estimated to be 1.5% per month of the beginning of month balances.

       During the year ended December 31, 1997, the Company recorded a $10.0 million charge to write-down the residuals in finance receivables sold. The charge had the effect of increasing the cumulative net loss assumption for contracts originated at Company Dealerships to approximately 27.5%, and for contracts purchased from Third Party Dealers to approximately 17.5% for the securitization transactions that took place prior to June 30, 1997. For the securitization transactions involving contracts originated at Company Dealerships that took place subsequent to June 30, 1997, net losses were estimated using total expected cumulative net losses at loan origination of approximately 27.5%, adjusted for actual cumulative net losses prior to securitization, and for contracts purchased from Third Party Dealers, net losses were estimated using total expected cumulative net losses at loan origination of approximately 17.5%, adjusted for actual cumulative net losses prior to securitization. Prepayment rates were estimated to be 1.5% per month of the beginning of month balance.

       As of December 31, 1997 and 1996, the Residuals in Finance Receivables Sold were comprised of the following (in thousands):

                                                                  1997             1996
                                                               ---------         --------
       Retained interest in subordinated securities (B
         certificates)                                         $  42,765         $ 10,900
       Net interest spreads, less present value discount          22,935            6,839
       Reduction for estimated credit losses                     (36,324)          (7,850)
                                                               ---------         --------
       Residuals in finance receivables sold                   $  29,376         $  9,889
                                                               =========         ========
       Securitized principal balances outstanding              $ 238,025         $ 51,663
                                                               =========         ========
       Estimated credit losses and allowances as a % of
         securitized principal balances outstanding                 15.3%            15.2%
                                                               =========         ========

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


       The following table reflects a summary of activity for the Residuals in Finance Receivables Sold for the years ended December 31, 1997 and 1996, respectively (in thousands):

                                                                  1997            1996
                                                                --------        --------
       Balance, Beginning of Year                               $  9,889        $   --
       Additions                                                  37,320          10,704
       Amortization                                               (7,833)           (815)
       Write-down of Residual in Finance Receivables Sold        (10,000)           --
                                                                --------        --------
       Balance, End of Year                                     $ 29,376        $  9,889
                                                                ========        ========


(4)    INVESTMENTS HELD IN TRUST

       In connection with its securitization transactions, the Company is required to provide a credit enhancement to the investor. The Company makes an initial cash deposit, ranging from 3% to 4% of the initial underlying finance receivables principal balance, of cash into an account held by the trustee (spread account) and pledges this cash to the trust to which the finance receivables were sold and then makes additional deposits from the residual cash flow (through the trustee) to the spread account as necessary to attain and maintain the spread account at a specified percentage, ranging from 6.0% to 8.0%, of the underlying finance receivables principal balance.

       In the event that the cash flows generated by the Finance Receivables sold to the trust are insufficient to pay obligations of the trust, including principal or interest due to certificate holders or expenses of the trust, the trustee will draw funds from the spread account as necessary to pay the obligations of the trust. The spread account must be maintained at a specified percentage of the principal balances of the finance receivables held by the trust, which can be increased in the event delinquencies or losses exceed specified levels. If the spread account exceeds the specified percentage, the trustee will release the excess cash to the Company from the pledged spread account. Except for releases in this manner, the cash in the spread account is restricted from use by the Company.

       During 1997, the Company made initial spread account deposits totaling $14,100,000. Additional net deposits through the trustee during 1997 totaled $904,000 resulting in a total balance in the spread accounts of $17,634,000 as of December 31, 1997. In connection therewith, the specified spread account balance based upon the aforementioned specified percentages of the balances of the underlying portfolios as of December 31, 1997 was $18,780,000, resulting in additional funding requirements from future cash flows as of December 31, 1997 of $1,146,000. The additional funding requirement will decline as the trustee deposits additional cash flows into the spread account and as the principal balance of the underlying finance receivables declines.

       During 1996, the Company made initial spread account deposits totaling $2,630,000. Additional net deposits through the trustee during 1996 totaled $213,000 resulting in a total balance in the spread accounts of $2,843,000 as of December 31, 1996. In connection therewith, the specified spread account balance based upon the aforementioned specified percentages of the balances of the underlying portfolios as of December 31, 1996 was $3,941,000.

       In connection with certain other agreements, the Company has deposited a total of $1,280,000, and $636,000 in an interest bearing trust account as of December 31, 1997 and 1996, respectively.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


(5)    NOTES RECEIVABLE

       In July 1997, First Merchants Acceptance Corporation (FMAC) filed for bankruptcy. Immediately subsequent to the bankruptcy filing, the Company executed a loan agreement with FMAC to provide FMAC with up to $10.0 million in debtor in possession (the DIP facility) financing. The DIP facility accrues interest at 12.0%, is scheduled to mature on February 28, 1998, and is secured by substantially all of FMAC's assets. The Company and FMAC subsequently amended the DIP facility to increase the maximum commitment to $16.5 million and decrease the interest rate to 10.0% per annum. In connection with the amendment, FMAC pledged the first $10.0 million of income tax refunds receivable, which FMAC anticipates collecting in 1998, to the Company. Once the proceeds from the income tax refunds are remitted to the Company, such amounts permanently reduce the maximum commitment under the DIP facility. Thereafter, the Company anticipates collecting the balance of the DIP facility from distributions to FMAC from FMAC's residual interests in certain securitization transactions. The outstanding balance on the DIP facility totaled $10,868,000 at December 31, 1997.

       During the third and fourth fiscal quarters of 1997, the Company acquired the senior bank debt of FMAC from the bank group members holding such debt. In December 1997, a credit bid for the outstanding balance of the senior bank debt plus certain fees and expenses (the credit bid purchase price) was entered and approved in the bankruptcy court resulting in the transfer of the senior bank debt for the loan portfolio which secured the senior bank debt (the owned loans). Simultaneous with the transfer to the Company, a third party purchased the owned loans for 86% of the principal balance of the loan portfolio, and the Company retained a participation in the loan portfolio. FMAC has guaranteed that the Company will receive an 11.0% return on the credit bid purchase price from the cash flows generated by the owned loans, and further collateralized by FMAC's residual interests in certain securitization transactions. The balance of the participation as of December 31, 1997 totaled $5,399,000.

       Various revolving notes receivable from used car dealers with a total commitment of $8,750,000 expiring through September 1999 with interest rates ranging from prime plus 5.50% to prime plus 9.75% per annum (14.0% to 18.25% at December 31, 1997), interest payable monthly. The respective revolving notes subject the borrower to borrowing base requirements with advances on eligible collateral ranging from sixty to sixty-five percent of the value of the underlying collateral. The balance outstanding on these revolving notes receivable totaled $4,802,000, net of an allowance for credit losses of $200,000 at December 31, 1997.

       The Company had other notes receivable totaling $1,704,000 and $1,063,000 as of December 31, 1997 and 1996, respectively.

       A summary of the allowance for credit losses for notes receivable for the year ended December 31, 1997 follows (in thousands):

                                                1997
                                                ----
              Balance, Beginning of Year        $ --
              Provision for Credit Losses        200
              Net Charge Offs                     --
                                                ----
              Balance, End of Year              $200
                                                ====

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


(6)    PROPERTY AND EQUIPMENT

       A summary of Property and Equipment as of December 31, 1997 and 1996 follows (in thousands):

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                1997            1996
                                                              --------        --------
         Land                                                 $ 13,813        $  7,811
         Buildings and Leasehold Improvements                   16,245           5,699
         Furniture and Equipment                                13,785           6,389
         Vehicles                                                  232             156
         Construction in Process                                 2,816           3,536
                                                              --------        --------
                                                                46,891          23,591
         Less Accumulated Depreciation and Amortization         (5,639)         (2,939)
                                                              --------        --------
         Property and Equipment, Net                          $ 41,252        $ 20,652
                                                              ========        ========


       Interest Expense capitalized in 1997, 1996 and 1995 totaled $229,000, zero, and $54,000, respectively.


(7)    INTANGIBLE ASSETS

       A summary of intangible assets as of December 31, 1997 and 1996 follows (in thousands):

                                                DECEMBER 31,
                                          -----------------------
                                            1997           1996
                                          --------        -------
         Original Cost:
           Goodwill                       $ 17,944        $ 1,944
           Trademarks                          581            581
           Covenants not to Compete            250           --
                                          --------        -------
                                            18,775          2,525
         Accumulated Amortization           (1,232)          (375)
                                          --------        -------
         Intangibles, Net                 $ 17,543        $ 2,150
                                          ========        =======

       Amortization expense relating to intangible assets totaled $857,000, $63,000, and $63,000 for the years ended December 31 1997, 1996, and 1995, respectively.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


(8)    OTHER ASSETS

       A summary of Other Assets as of December 31, 1997 and 1996 follows (in thousands):

                                                           DECEMBER 31,
                                                       --------------------
                                                        1997         1996
                                                       -------       ------
         Due from GE Capital Corporation               $ 3,000       $ --
         Pre-opening and Startup Costs                   2,453        1,242
         Prepaid Expenses                                2,193          796
         Income Taxes Receivable                         1,693          316
         Investment in Marketable Securities             1,451         --
         Servicing Receivables                           1,389         --
         Deposits                                          956          753
         Forced Place Insurance Receivables, net           931         --
         Employee Advances                                 821           42
         Escrow Deposits                                  --            900
         Deferred Income Taxes                            --            676
         Other Assets                                    3,167          855
                                                       -------       ------
                                                       $18,054       $5,580
                                                       =======       ======


(9)    ACCRUED EXPENSES AND OTHER LIABILITIES

       A summary of Accrued Expenses and Other Liabilities as of December 31, 1997 and 1996 follows (in thousands):

                                                    DECEMBER 31,
                                                 --------------------
                                                  1997         1996
                                                 -------       ------
         Sales Taxes                             $ 3,909       $2,904
         Accrued Payroll, Benefits & Taxes         2,806          637
         Servicing Liability                       2,380          695
         Deferred Revenue                          1,136          601
         Accrued Advertising                         850           50
         Obligations under Capital Leases            775          742
         Accrued Post Sale Support                   771          250
         Deferred Income Taxes                       718         --
         Others                                    3,760          849
                                                 -------       ------
                                                 $17,105       $6,728
                                                 =======       ======

       In connection with the retail sale of vehicles, the Company is required to pay sales taxes to certain government jurisdictions. In certain of these jurisdictions, the Company has elected to pay these taxes using the "cash basis", which requires the Company to pay the sales tax obligation for a sale transaction as principal is collected over the life of the related finance receivable contract.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


(10)   NOTES PAYABLE

       A summary of Notes Payable at December 31, 1997 and 1996 follows:


                                                                                       DECEMBER 31,
                                                                                    -------------------
                                                                                      1997        1996
                                                                                    -------       -----
                                                                                        (IN THOUSANDS)
         $100,000,000 revolving loan with a finance company, interest payable daily at 30 day LIBOR (5.70% at December 31, 1997) plus 3.15%
           through December 1998, secured by substantially all assets of the
           Company                                                                  $56,950       $ 4,602

         Two notes payable to a finance company totaling $7,450,000, monthly interest payable at the prime rate (8.50% at December 31, 1997)
           plus 1.50% through January 1998; thereafter, monthly payments of
           $89,000 plus interest through January 2002 when balloon payments totaling $3,282,000 are due, secured by first deeds of trust and
           assignments of rents on certain real property                              7,450         7,450

         Others bearing interest at rates ranging from 9% to 11% due through
           April 2007, secured by certain real property and certain property
           and equipment                                                                771           852
                                                                                    -------       -------
                Total                                                               $65,171       $12,904
                                                                                    =======       =======

       The aforementioned revolving loan agreement contains various reporting and performance covenants including the maintenance of certain ratios, limitations on additional borrowings from other sources, restrictions on certain operating activities, and a restriction on the payment of dividends under certain circumstances. The Company was in compliance with the covenants at December 31, 1997 and 1996.

       A summary of future minimum principal payments required under the aforementioned notes payable after December 31, 1997 follows (in thousands):

                December 31,                       AMOUNT
                ------------                       ------
                1998                              $58,021
                1999                                1,169
                2000                                1,179
                2001                                1,191
                2002                                3,296
                Thereafter                            315
                                                  -------
                                                  $65,171
                                                  =======

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


(11)   SUBORDINATED NOTE PAYABLE

       During 1996, the Company amended its previous subordinated notes payable with Verde and executed a single $14,000,000 unsecured note payable with Verde. The note bears interest at an annual rate of 10%, with interest payable monthly and is subordinate to all other Company indebtedness. The note also calls for annual principal payments of $2,000,000 through June 2003 when the loan will be paid in full. The Company had $12,000,000 and $14,000,000 outstanding under this note payable at December 31, 1997 and 1996, respectively.

       Interest expense related to the subordinated note payable with Verde totaled $1,232,000, $1,933,000, and $3,492,000 during the years ended
       December 31, 1997, 1996 and 1995, respectively.


(12)   INCOME TAXES

       Income taxes amounted to $6,579,000, $100,000, and zero for the years ended December 31, 1997, 1996 and 1995, respectively (an effective tax rate of 41.1%, 1.7% and 0.0%, respectively). A reconciliation between taxes computed at the federal statutory rate of 35% in 1997 and 34% in 1996 and 1995 at the effective tax rate on earnings (loss) before income taxes follows (in thousands):

                                                                    DECEMBER 31,
                                                          -----------------------------------
                                                           1997          1996           1995
                                                          ------       -------        -------
         Computed "Expected" Income Taxes (Benefit)       $5,608       $ 2,028        $(1,350)
         State Income Taxes, Net of Federal Effect           906            41             --
         Change in Valuation Allowance                        --        (2,315)         1,418
         Other, Net                                           65           346            (68)
                                                          ------       -------        -------
                                                          $6,579       $   100        $  --
                                                          ======       =======        =======

       Components of income taxes (benefit) for the years ended December 31, 1997, 1996 and 1995 follow (in thousands):

                              CURRENT            DEFERRED           TOTAL
                              -------            --------           -----
         1997:
           Federal            $ 3,920             $1,265            $5,185
           State                  980                414             1,394
                              -------             ------            ------
                              $ 4,900             $1,679            $6,579
                              =======             ======            ======

         1996:
           Federal            $  (149)            $  187            $   38
           State                   --                 62                62
                              -------             ------            ------
                              $  (149)            $  249            $  100
                              =======             ======            ======

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


                             CURRENT          DEFERRED          TOTAL
                             -------          --------          -----
         1995:
           Federal            $(449)            $449            $  --
           State               --                --                --
                              -----             ----            -----
                              $(449)            $449            $  --
                              =====             ====            =====

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1997 and 1996 are presented below (in thousands):

                                                                                   DECEMBER 31,
                                                                            --------------------------
                                                                             1997                1996
                                                                            -------             ------

         Deferred Tax Assets:
           Finance Receivables, Principally Due to the Allowance
             for Credit  Losses                                             $   473             $   131
           Inventory                                                            246                  --
           Federal and State Income Tax Net Operating Loss
             Carryforwards                                                       28                 995
           Residual in Finance Receivables                                       --                 140
           Accrued Post Sale Support                                            357                 179
           Other                                                                395                 100
                                                                            -------             -------
           Total Gross Deferred Tax Assets                                    1,499               1,545
           Less: Valuation Allowance                                             --                  --
                                                                            -------             -------
                   Net Deferred Tax Assets                                    1,499               1,545
                                                                            -------             -------
         Deferred Tax Liabilities:
           Acquisition Discount                                                  --                (112)
           Software Development Costs                                          (237)               (192)
           Pre-opening and Startup Costs                                     (1,236)               (490)
           Loan Origination Fees                                               (586)                (75)
           Other                                                               (158)                 --
                                                                            -------             -------
              Total Gross Deferred Tax Liabilities                           (2,217)               (869)
                                                                            -------             -------
                   Net Deferred Tax Asset (Liability)                       $  (718)            $   676
                                                                            =======             =======

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


       The valuation allowance for deferred tax assets as of December 31, 1997 and 1996 was zero. There was no change in the Valuation Allowance for the year ended December 31, 1997. The net change in the total Valuation Allowance for the year ended December 31, 1996 was a decrease of $2,315,000. In assessing the realizability of Deferred Tax Assets, management considers whether it is more likely than not that some portion or all of the Deferred Tax Assets will not be realized. The ultimate realization of Deferred Tax Assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the reversal of Deferred Tax Liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the Deferred Tax Assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

       At December 31, 1997, the Company had net operating loss carryforwards for federal income tax purposes of approximately $91,000, which, subject to annual limitations, are available to offset future taxable income, if any, through 2110.


(13)   SERVICING

       Pursuant to the Company's securitization program which began in 1996, the Company securitizes loan portfolios with servicing retained. The Company services the securitized portfolios for a monthly fee ranging from .25% to .33% (3.00% to 4.0% per annum) of the beginning of month principal balance of the serviced portfolios. During 1997, the Company began servicing a loan portfolio for an unaffiliated party and recognizes servicing fee income of approximately .33% (4.0% annualized) of beginning of month balances, generally subject to a minimum fee of $15 per contract per month. The Company recognized servicing income of $7,230,000 and $921,000 in the years ended December 31, 1997 and 1996, respectively.

       A summary of portfolios serviced by the Company as of December 31, 1997 and 1996 follows:

                                                          1997                1996
                                                        --------            --------
         Finance receivables                            $113,411            $ 59,188
         Securitized with servicing retained             238,025              51,663
                                                        --------            --------
           Amounts originated by the Company             351,436             110,851
         Servicing on behalf of others                   127,322                  --
                                                        --------            --------
           Total serviced portfolios                    $478,758            $110,851
                                                        ========            ========

       Pursuant to the terms of the various servicing agreements, the serviced portfolios are subject to certain performance criteria. In the event the serviced portfolios do not satisfy such criteria the servicing agreements contain various remedies up to and including the removal of servicing rights from the Company.

       The Company has executed agreements with FMAC and other interested parties whereby the Company has agreed to replace FMAC as servicer on loan portfolios which totaled approximately $525 million at December 31, 1997. The agreements are subject to bankruptcy court approval, which the Company anticipates will be received during the first fiscal quarter of 1998.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


(14)   LEASE COMMITMENTS

       The Company leases used car sales facilities, offices, and certain office equipment from unrelated entities under various operating leases which expire through March 2007. The leases require monthly rental payments aggregating approximately $580,000 and contain various renewal options from one to ten years. In certain instances, the Company is also responsible for occupancy and maintenance costs, including real estate taxes, insurance, and utility costs. Rent expense for the year ended December 31, 1997 totaled $5,345,000.

       During 1996, the Company purchased six car lots, a vehicle reconditioning center, and two office buildings from Verde. These properties had previously been rented from Verde pursuant to various leases which called for base monthly rents aggregating approximately $123,000 plus contingent rents as well as all occupancy and maintenance costs, including real estate taxes, insurance, and utilities. In connection with the purchase, Verde returned security deposits which totaled $364,000. Rent expense for the year ended December 31, 1996 totaled $2,394,000 which included rents paid to Verde totaling $1,498,000 including contingent rents of $440,000. There was no accrued rent payable to Verde at December 31, 1996.

       Rent expense for the year ended December 31, 1995 totaled $2,377,000. Rents paid to Verde totaled $1,889,000, including contingent rents of $465,000, and $113,000 of rent capitalized during the construction period of a facility. Accrued rent payable to Verde totaled $101,000 at December 31, 1995.

       A summary of future minimum lease payments required under noncancelable operating leases with remaining lease terms in excess of one year as of December 31, 1997 follows (in thousands):

                December 31,                  AMOUNT
                ------------                  ------
                1998                        $  7,635
                1999                           6,895
                2000                           4,884
                2001                           2,810
                2002                           1,342
                Thereafter                     1,233
                                            --------
                          Total             $ 24,799
                                            ========


(15)   STOCKHOLDERS' EQUITY

       On April 24, 1996, the Company effectuated a 1.16-to-1 stock split. The effect of this stock split has been reflected for all periods presented in the Consolidated Financial Statements.

       The Company has authorized 100,000,000 shares of $.001 par value common stock. There were approximately 18,521,000 and 13,327,000 shares issued and outstanding at December 31, 1997 and 1996, respectively. The common stock consists of $18,000 of common stock and $172,604,000 of additional paid-in capital at December 31, 1997. The common stock consists of $13,000 of common stock and $82,599,000 of additional paid-in capital as of December 31, 1996.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


       During 1997, the Company completed a private placement of 5,075,500 shares of common stock for a total of approximately $89,156,000 cash, net of stock issuance costs. The registration of the shares sold in the private placement was effective in April 1997. During 1996, the Company completed two public offerings in which it issued a total of 7,245,000 shares of common stock for approximately $79,435,000 cash, net of stock issuance costs.

       During 1997, the Company issued warrants for the right to purchase 389,800 shares of the Company's common stock for $20.00 per share. The warrants were valued at approximately $612,000. These warrants remained outstanding at December 31, 1997. In addition, warrants to acquire 116,000 shares of the Company's common stock at $6.75 per share and 170,000 shares of the Company's common stock at $9.45 per share were outstanding at December 31, 1997.

       The Company has authorized 10,000,000 shares of $.001 par value preferred stock. There were zero shares issued and outstanding at December 31, 1997 and 1996, respectively.

       On December 31, 1995, the Company exchanged 1,000,000 shares of Series A preferred stock for $10,000,000 of subordinated notes payable with Verde. Cumulative dividends were payable at a rate of 12% per annum through June 21, 1996, at which time the Series A preferred stock was exchanged on a share-for-share basis for 1,000,000 shares of Series B preferred stock. The dividends were payable quarterly upon declaration by the Company's Board of Directors. In November 1996, the Company redeemed the 1,000,000 shares of Series B preferred stock.

       The Company's Board of Directors declared quarterly dividends on preferred stock totaling approximately $916,000 during the year ended December 31, 1996. There were no cumulative unpaid dividends at December 31, 1996.


(16)   EARNINGS (LOSS) PER SHARE

       A summary of the reconciliation from basic earnings (loss) per share to diluted earnings (loss) per share for the years ended December 31, 1997, 1996, and 1995 follows (in thousands, except for per share amounts):

                                                        1997                1996               1995
                                                      --------            -------             -------
         Net Earnings (Loss)                          $  9,445            $ 5,866             $(3,972)
         Less: Preferred Stock Dividends                    --               (916)                 --
                                                      ========            =======             =======
         Income (Loss) available to Common
           Stockholders                               $  9,445            $ 4,950             $(3,972)
                                                      ========            =======             =======
         Basic EPS-Weighted Average
           Shares Outstanding                           17,832              7,887               5,522
                                                      ========            =======             =======
         Basic Earnings (Loss) Per Share              $   0.53            $  0.63             $ (0.72)
                                                      ========            =======             =======

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


                                                       1997              1996              1995
                                                      ------            ------             -----

         Basic EPS-Weighted Average
           Shares Outstanding                         17,832             7,887             5,522

         Effect of Diluted Securities:
           Warrants                                       98                71                --
           Stock Options                                 304               340                --
                                                     =======            ======             =====
         Dilutive EPS-Weighted Average
           Shares Outstanding                         18,234             8,298             5,522
                                                     =======            ======             =====
         Diluted Earnings (Loss) Per Share            $ 0.52            $ 0.60             $(0.72)
                                                     =======            ======             =====
         Warrants Not Included in Diluted
           EPS Since Antidilutive                        390                --                --
                                                     =======            ======             =====
         Stock Options Not Included in
           Diluted EPS Since Antidilutive                828                --                --
                                                     =======            ======             =====


(17)   STOCK OPTION PLAN

       In June, 1995, the Company adopted a long-term incentive plan (stock option plan). The stock option plan, as amended, sets aside 1,800,000 shares of common stock to be granted to employees at a price of not less than fair market value of the stock at the date of grant. Options are to vest over a period to be determined by the Board of Directors upon grant and will generally expire six years after the date of grant. The options generally vest over a period of five years.

       At December 31, 1997, there were 344,000 additional shares available for grant under the Plan. The per share weighted-average fair value of stock options granted during 1997 and 1996 was $6.54 and $8.39, respectively on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 1997 -- expected dividend yield 0%, risk-free interest rate of 5.53%, expected volatility of 40.0%, and an expected life of 5 years; 1996 -- expected dividend yield 0%, risk-free interest rate of 6.4%, expected volatility of 56.5% and an expected life of 7 years.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


       The Company applies APB Opinion 25 in accounting for its Plan, and accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                                    DECEMBER 31,
                                                                         -----------------------------------
                                                                             1997                   1996
                                                                         ------------           ------------
            Net Earnings                        As reported              $  9,445,000           $  4,950,000
                                                Pro forma                $  8,567,000           $  4,832,000
            Earnings per Share-Basic            As reported              $       0.53           $       0.63
                                                Pro forma                $       0.48           $       0.61
            Earnings per Share-Diluted          As Reported              $       0.52           $       0.60
                                                Pro forma                $       0.48           $       0.58

       The full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net earnings amounts presented above because compensation cost is reflected over the options' vesting period of five years.

       A summary of the aforementioned stock plan activity follows:

                                                                    WEIGHTED
                                                                     AVERAGE
                                                                    PRICE PER
                                                 NUMBER               SHARE
                                               ----------             ------
         Balance, December 31, 1995               442,000             $ 1.70
         Granted                                  539,000              13.41
         Forfeited                                (30,000)              3.26
         Exercised                                (39,000)              1.00
                                               ----------             ------
         Balance, December 31, 1996               912,000               8.60
                                               ----------             ------
         Granted                                  582,000              15.07
         Forfeited                                (78,000)             14.00
         Exercised                               (118,000)              2.04
                                               ----------             ------
         Balance, December 31, 1997             1,298,000             $11.76
                                               ==========             ======

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


       A summary of stock options granted at December 31, 1997 follows:

                                                OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
                                   ------------------------------------------------           --------------------------
                                                                                              NUMBER
                                    NUMBER         WEIGHTED-AVG.      WEIGHTED-AVG.         EXERCISABLE        WEIGHTED-AVG.
              RANGE OF            OUTSTANDING        REMAINING          EXERCISE                AT               EXERCISE
          EXERCISE PRICES         AT 12/31/97     CONTRACTUAL LIFE        PRICE               12/31/97            PRICE
          ---------------         -----------     ----------------       ---------            --------           -------
          $  .50 to $ 1.00            97,000          6.4 years          $    0.86                  --           $    --
          $ 1.50 to $ 2.60           169,000          3.7 years               2.36              58,000              2.45

          $ 3.45 to $ 9.40           162,000          4.4 years               6.80              24,000              6.86

          $11.88 to $20.75           870,000          5.3 years              15.73              75,000             17.28
                                   ---------                             ---------             -------           -------
                                   1,298,000                             $   11.76             157,000           $ 10.21
                                   =========                             =========             =======           =======


(18)   COMMITMENTS AND CONTINGENCIES

       During 1997, the Company acquired certain notes receivable collateralized by a loan portfolio. Thereafter, the Company exchanged the notes receivable for the underlying collateral (the acquired collateral) and received a guarantee from the borrower of an 11.0% return on the acquired collateral. An unrelated third party purchased the collateral and the Company guaranteed the purchaser, a return of 10.35%, not to exceed $10,000,000. No accruals have been made by the Company related to this guarantee.

       The Company has commenced a study of its computer systems in order to assess its exposure to year 2000 issues. The Company expects to make the necessary modifications or changes to its computer information systems to enable proper processing of transactions relating to the year 2000 and beyond. The Company will evaluate appropriate courses of action, including replacement of certain systems whose associated costs would be recorded as assets and subsequently amortized.

       In October 1997 the Company's Board of Directors authorized a stock repurchase program by which the Company may acquire up to one million shares of its common stock from time to time on the open market. Under the program, purchases may be made depending on market conditions, share price and other factors. The stock repurchase program will terminate on December 31, 1998, unless extended by the Company's Board of Directors, and may be discontinued at any time. The Company had not repurchased any shares of common stock related to this program as of December 31, 1997.

       On July 18, 1997, the Company filed a Form S-3 registration statement for the purpose of registering up to $200 million of its debt securities in one or more series at prices and on terms to be determined at the time of sale. The registration statement has been declared effective by the Securities and Exchange Commission and is available for future debt offerings.

       During 1997, the Company acquired approximately 2.5% of the outstanding common stock of FMAC with a cost of approximately $1,450,000. In connection with FMAC's proposed plan of reorganization, and subject to bankruptcy court approval, the Company and FMAC have agreed to exchange the Company's common stock in FMAC for the property and equipment that constitute FMAC's loan servicing platform. The Company anticipates receiving bankruptcy court approval for the plan of reorganization during the first fiscal quarter of 1998.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


       The Company is involved in various claims and actions arising in the ordinary course of business. In the opinion of management, based on consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company. No provision has been made in the accompanying consolidated financial statements for losses, if any, that might result from the ultimate disposition of these matters.

       Subsequent to year end, the Company executed a commitment letter with a finance company for the Company to obtain a short term $30.0 million standby repurchase credit facility and a $150.0 million surety-enhanced revolving credit facility. The commitment letter also provides for the finance company to be the exclusive securitization agent of the Company for $1.0 billion of AAA-rated surety wrapped securities as part of the Company's ongoing securitization program.


(19)   RETIREMENT PLAN

       During 1995, the Company established a qualified 401(k) retirement plan (defined contribution plan) which became effective on October 1, 1995. The plan, as amended, covers substantially all employees having no less than three months of service, have attained the age of 21, and work at least 1,000 hours per year. Participants may voluntarily contribute to the plan up to the maximum limits established by Internal Revenue Service regulations.

       The Company will match 10% of the participants' contributions. Participants are immediately vested in the amount of their direct contributions and vest over a five-year period, as defined by the plan, with respect to the Company's contribution. Pension expense totaled $49,000, $23,000 and $5,000 during the years ended December 31, 1997, 1996, and 1995, respectively.


(20)   DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

       Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.

       LIMITATIONS

       Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Changes in assumptions could significantly affect these estimates.

       Since the fair value is estimated as of December 31, 1997 and 1996, the amounts that will actually be realized or paid in settlement of the instruments could be significantly different.

       CASH AND CASH EQUIVALENTS AND INVESTMENTS HELD IN TRUST

       The carrying amount is estimated to be the fair value because of the liquidity of these instruments.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


       FINANCE RECEIVABLES, RESIDUALS IN FINANCE RECEIVABLES SOLD, AND NOTES RECEIVABLE

       The carrying amount is estimated to be the fair value because of the relative short maturity and repayment terms of the portfolio as compared to similar instruments.

       ACCOUNTS PAYABLE, ACCRUED EXPENSES, AND NOTES PAYABLE

       The carrying amount approximates fair value because of the short maturity of these instruments. The terms of the Company's notes payable approximate the terms in the market place at which they could be replaced. Therefore, the fair market value approximates the carrying value of these financial instruments.

       SUBORDINATED NOTES PAYABLE

       The terms of the Company's subordinated notes payable approximate the terms in the market place at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.


(21)   SUBSEQUENT EVENTS

       Subsequent to December 31, 1997, the Company announced that it intended to terminate its third party dealer branch network and record a pre-tax restructuring charge of $6.0 million to $10.0 million in 1998. The restructuring is expected to be complete by the end of the first quarter of 1998 and include the termination of approximately 400 employees, substantially all of whom are employed at the Companies 76 branches that were in place on the date of the announcement. Approximately $1.0 million of the restructuring charge is for termination benefits, $2.5 million for writeoff of pre-opening and start-up costs, and the remainder for lease payments on idle facilities, writedowns of leasehold improvements, data processing and other equipment.


(22)   BUSINESS SEGMENTS

       Operating results and other financial data are presented for the principal business segments of the Company for the years ended December 31, 1997, 1996, and 1995, respectively. The Company has five distinct business segments. These consist of retail car sales operations (Company dealerships), the income generated from the finance receivables generated at the Company dealerships, finance income generated from third party finance receivables, the Cygnet program and corporate and other operations.

       In computing operating profit by business segment, the following items were considered in the Corporate and Other category: portions of administrative expenses, interest expense and other items not considered direct operating expenses. Identifiable assets by business segment are those assets used in each segment of Company operations.

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


                                                  COMPANY             THIRD
                                  COMPANY        DEALERSHIP            PARTY           CYGNET          CORPORATE
                                DEALERSHIPS      RECEIVABLES        RECEIVABLES        PROGRAM         AND OTHER         TOTAL
                                -----------      -----------        -----------        -------         ---------         -----
                                                                     (IN THOUSANDS)
December 31, 1997:
Sales of Used Cars                $ 123,814         $     --         $     --         $     --         $     --         $123,814
Less: Cost of Cars Sold              66,509               --               --               --               --           66,509
      Provision for Credit
        Losses                       22,355               --            1,030              690               --           24,075
                                  ---------         --------         --------         --------         --------         --------
                                     34,950               --           (1,030)            (690)              --           33,230
                                  ---------         --------         --------         --------         --------         --------

Interest Income                          --           12,613           14,352            3,655            3,764           34,384
Gain on Sale of Loans                    --            6,721            6,861               --            8,131           21,713
Other Income                          1,498            7,305               33              355            2,016           11,207
                                  ---------         --------         --------         --------         --------         --------
      Income before
        Operating Expenses           36,448           26,639           20,216            3,320           13,911          100,534
                                  ---------         --------         --------         --------         --------         --------
Operating Expenses:
    Selling and Marketing            10,499               --               --               18               50           10,567
    General and
      Administrative                 23,064           12,523           15,729            2,194           11,490           65,000
    Depreciation and
      Amortization                    1,536            1,108              383               28              628            3,683
                                  ---------         --------         --------         --------         --------         --------
                                     35,099           13,631           16,112            2,240           12,168           79,250
                                  ---------         --------         --------         --------         --------         --------
Income before Interest Expense    $   1,349         $ 13,008         $  4,104         $  1,080         $  1,743         $ 21,284
                                  =========         ========         ========         ========         ========         ========
Capital Expenditures              $  13,571         $  3,791         $  1,090         $     19         $    902         $ 19,373
                                  =========         ========         ========         ========         ========         ========
Identifiable Assets               $   4,287         $ 78,514         $ 61,540         $ 27,539         $ 37,174         $279,054
                                  =========         ========         ========         ========         ========         ========
December 31, 1996:
Sales of Used Cars                $  53,768         $     --         $     --         $     --         $     --         $ 53,768
Less: Cost of Cars Sold              29,890               --               --               --               --           29,890
      Provision for Credit
        Losses                        9,658               --              153               --               --            9,811
                                  ---------         --------         --------         --------         --------         --------
                                     14,220               --             (153)              --               --           14,067
                                  ---------         --------         --------         --------         --------         --------
Interest Income                          --            8,426            7,259               --              171           15,856
Gain on Sale of Loans                    --            3,925              509               --               --            4,434
Other Income                            195              921               --               --              455            1,571
                                  ---------         --------         --------         --------         --------         --------
      Income before
        Operating Expenses           14,415           13,272            7,615               --              626           35,928
                                  ---------         --------         --------         --------         --------         --------
Operating Expenses:
    Selling and Marketing             3,568               --               --               --               17            3,585
    General and
      Administrative                  8,295            3,042            3,955               --            4,246           19,538
    Depreciation and
      Amortization                      318              769              195               --              295            1,577
                                  ---------         --------         --------         --------         --------         --------
                                     12,181            3,811            4,150               --            4,558           24,700
                                  ---------         --------         --------         --------         --------         --------
Income (loss) before
    Interest Expense              $   2,234         $  9,461         $  3,465         $     --         $ (3,932)        $ 11,228
                                  =========         ========         ========         ========         ========         ========
Capital Expenditures              $   4,530         $    455         $    621         $     --         $    505         $  6,111
                                  =========         ========         ========         ========         ========         ========
Identifiable Assets               $  20,698         $ 12,775         $ 45,558         $     --         $ 39,052         $118,083
                                  =========         ========         ========         ========         ========         ========

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


                                                  COMPANY             THIRD
                                  COMPANY        DEALERSHIP            PARTY           CYGNET          CORPORATE
                                DEALERSHIPS      RECEIVABLES        RECEIVABLES        PROGRAM         AND OTHER         TOTAL
                                -----------      -----------        -----------        -------         ---------         -----
                                                                     (IN THOUSANDS)
December 31, 1995:
Sales of Used Cars                $  47,824         $     --         $     --         $     --         $     --         $ 47,824
Less: Cost of Cars Sold              27,964               --               --               --               --           27,964
      Provision for Credit
        Losses                        8,359               --               --               --               --            8,359
                                  ---------         --------         --------         --------         --------         --------
                                     11,501               --               --               --               --           11,501
                                  ---------         --------         --------         --------         --------         --------
Interest Income                          --            8,227            1,844               --               --           10,071
Other Income                             --               --               --               --              308              308
                                  ---------         --------         --------         --------         --------         --------
      Income before
        Operating Expenses           11,501            8,227            1,844               --              308           21,880
                                  ---------         --------         --------         --------         --------         --------
Operating Expenses:
    Selling and Marketing             3,856               --               --               --               --            3,856
    General and
      Administrative                  8,210            2,681            1,163               --            2,672           14,726
    Depreciation and
      Amortization                      279              479               89               --              467            1,314
                                  ---------         --------         --------         --------         --------         --------
                                     12,345            3,160            1,252               --            3,139           19,896
                                  ---------         --------         --------         --------         --------         --------
Income (loss) before
      Interest Expense            $    (844)        $  5,067         $    592         $     --         $ (2,831)        $  1,984
                                  =========         ========         ========         ========         ========         ========
Capital Expenditures              $   1,195         $  1,561         $    216         $     --         $    223         $  3,195
                                  =========         ========         ========         ========         ========         ========
Identifiable Assets               $  11,452         $ 32,187         $ 13,419         $     --         $  3,732         $ 60,790
                                  =========         ========         ========         ========         ========         ========

                  UGLY DUCKLING CORPORATION AND SUBSIDIARIES
              Notes To Consolidated Financial Statements, Continued


(23)   QUARTERLY FINANCIAL DATA -- UNAUDITED

       A summary of the quarterly data for the years ended December 31, 1997 and 1996 follows:

                                                FIRST          SECOND           THIRD           FOURTH
                                               QUARTER         QUARTER         QUARTER          QUARTER         TOTAL
                                               -------         -------         -------          -------         -----
                                                                            (IN THOUSANDS)
1997:
  Total Revenue                                $30,734        $ 44,271         $ 45,204         $70,909        $191,118
                                               =======        ========         ========         =======        ========
  Income before Operating Expenses              17,589          24,587           20,129          38,229         100,534
                                               =======        ========         ========         =======        ========
  Operating Expenses                            11,406          16,705           21,517          29,622          79,250
                                               =======        ========         ========         =======        ========
  Income (Loss) before Interest Expense          6,183           7,882           (1,388)          8,607          21,284
                                               =======        ========         ========         =======        ========
  Net Earnings (Loss)                          $ 3,262        $  4,311         $ (1,828)        $ 3,700        $  9,445
                                               =======        ========         ========         =======        ========
  Basic Earnings (Loss) Per Share              $  0.21        $   0.23         $  (0.10)        $  0.20        $   0.53
                                               =======        ========         ========         =======        ========
  Diluted Earnings (Loss) Per Share            $  0.20        $   0.23         $  (0.10)        $  0.20        $   0.52
                                               =======        ========         ========         =======        ========

1996:
  Total Revenues                               $19,396        $ 20,081         $ 18,259         $17,893        $ 75,629
                                               =======        ========         ========         =======        ========
  Income before Operating Expenses               8,442           9,005            8,741           9,740          35,928
                                               =======        ========         ========         =======        ========
  Operating Expenses                             5,694           6,296            5,522           7,188          24,700
                                               =======        ========         ========         =======        ========
  Income before Interest Expense                 2,716           2,721            3,157           2,634          11,228
                                               =======        ========         ========         =======        ========
  Net Earnings                                 $ 1,065        $  1,083         $  1,967         $ 1,751        $  5,866
                                               =======        ========         ========         =======        ========
  Basic Earnings Per Share                     $  0.13        $   0.14         $   0.20         $  0.15        $   0.63
                                               =======        ========         ========         =======        ========
  Diluted Earnings Per Share                   $  0.13        $   0.13         $   0.19         $  0.14        $   0.60
                                               =======        ========         ========         =======        ========